UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 28, 2008
GOLDEN ARIA CORP. (Exact name of registrant as specified in its charter)
Nevada (State or other jurisdiction of incorporation)	333-130934 (Commission File Number)	20-1970188 (IRS Employer Identification No.)
#604 – 700 West Pender Street, Vancouver, British Columbia, Canada V6C 1G8
Registrant's telephone number, including area code: (604) 602-1633
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Item 2.03 Creation of Direct Financial Obligation

Item 3.02 Unregistered Sales of Equity Securities

On November 28, 2008, the Company entered into a Purchase Agreement with 0743608 BC Ltd. (“Purchaser”) for an amount of FIFTY  THOUSAND (CDN) DOLLARS (CDN $50,000).  The Purchaser agrees to purchase non-secured 18% interest bearing Promissory Note of the Company subject to and upon the terms and conditions of the Purchase Agreement.

As long as the Promissory Note is outstanding, the Purchaser may voluntarily convert the Promissory Note to Common Shares at the conversion price of $0.25 per share of Common Stock.

The issuance of the Promissory Note was issued to 1 non-US persons pursuant to the exemption from registration provided by Regulation S promulgated under the United States Securities Act of 1933, as amended.

Item 9.01  Financial Statements and Exhibits

Exhibit No.	Description
20.1	Purchase Agreements
20.2	Annex l Promissory Notes

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  December 1, 2008

(Signature)	Golden Aria Corp. By: /s/Robert G. McAllister Robert G. McAllister President and Director